RELEASE OF CLAIMS
My employment with Teradata Corporation (“Teradata”) terminated effective as of February 1, 2019. In exchange for the severance benefits provided under Section 4(b) of the Teradata Executive Severance Plan (the “Plan”), which shall be provided upon the terms, and subject to the conditions of the Plan, including, but not limited to, my compliance with Section 7 of the Plan, I acknowledge and agree to the following:

1.	I may sign and submit this Release of Claims (“Release”) at any time during the 45 days after my termination.

2.	I understand this Release does not constitute an admission by Teradata of any liability, violation of any federal or state laws, or any other civil wrong.

3.
I may revoke this Release during the seven days after I sign it by delivering written notice to Teradata in accordance with Section 15 of the Plan no later than the close of business on the seventh day after signature. This Release will not become effective or enforceable until the expiration of that seven-day period. I understand that my severance benefits will be processed after the expiration of the seven-day period.

4.
I release and discharge Teradata, its affiliates, successors, and each of their fiduciaries, stockholders, directors, officers, agents, and employees (“Released Parties”), from all claims, causes of action, suits, damages, rights to monetary or equitable relief, known or unknown, including access to Teradata’s internal dispute resolution process, for anything occurring up to and including the date on which I sign this Release. Without limiting the prior sentence, this release covers all claims I have, have ever had, or may now have, for or related in any way to my employment or the end of my employment with the Company, including but not limited to all claims for age discrimination under the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964; the Family and Medical Leave Act; the Employee Retirement Income Security Act (“ERISA”), any similar state or local Fair Employment statute or ordinance, including, without limitation, the California Fair Housing and Employment Act; any claim of wrongful discharge, discrimination, harassment, retaliation, breach of implied or express promises, defamation, invasion of privacy and intentional or negligent infliction of emotional distress; all claims for lost or unpaid wages, overtime, bonuses, or statutory penalties; and any claims of coverage under any of Teradata’s commercial automobile liability insurance policies.

In granting the release herein, which includes Unknown Claims, I acknowledge that I have read, understands and expressly waive Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

I expressly agree to waive any rights or benefits conferred by Section 1542 and by any law of any state or territory of the United States or principal of common law pursuant to, or which is similar, comparable or equivalent to, Section 1542.

Without limiting the foregoing Paragraphs, I represent that I understand that this Release specifically releases and waives any claims of age discrimination, known or unknown, that I may have against the Released Parties as of the date I sign this Release. This Release specifically includes a waiver of rights and claims under the Age Discrimination in Employment Act of 1967, as amended, and the Older Workers Benefit Protection Act. I acknowledge that as of the date I sign this Release, I may have certain rights or claims under the Age Discrimination in Employment Act, 29 U.S.C. §626 and I voluntarily relinquish any such rights or claims by signing this Release.

5.
Teradata advises me to consult with an attorney prior to signing this Release. By signing this Release I understand I am giving up and waiving legal rights. I have either freely chosen not to consult with an attorney or I have decided to sign after discussing this Release with my attorney.

6.
This Release does not prevent me from responding accurately and fully to any question, inquiry or request for information when required by legal process, or disclosing information to regulatory bodies. Further, nothing contained in this Release limits my ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing in this Release or any other Company agreement, policy, practice, procedure, directive or instruction shall prohibit me from reporting possible violations of federal, state or local laws or regulations to any Government Agency or making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations. I understand that I do not need prior authorization of any kind to make any such reports or disclosures, and that I am not required to notify the Company that I have made such reports or disclosures. However, if I file any charge or complaint with any Government Agency, and if the Government Agency pursues any claim on my behalf, or if any other third party pursues any claim on my behalf, I hereby waive any right to monetary or other individualized relief (either individually, or as part of any collective or class action) that arises out of alleged facts or circumstances on or before the effective date of this Release; provided that nothing in this Release limits any right I may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission or other Government Agency.

7.	As used in this Release, “Teradata” includes its parents, subsidiaries, affiliates, divisions, past and present directors, officers, agents and employees.

8.
This Release and the Plan represent the entire agreement between me and Teradata relating to the end of my employment and, with the exception of any agreements relating to arbitration of employment-related disputes, or trade secrets and preserving the confidentiality of Teradata information, supersedes all prior written or oral understandings, statements or agreements.

I have read this Release and I understand its terms. I enter into and sign this Release knowingly, voluntarily, and with full knowledge of its contents.

/s/ Eric P. Tom	XXXXXXXXXX	XXXXXXXXXXXXX	2/28/19
Signature of Associate	Social Security Number	Non-Teradata E-mail Address	Date
Eric P. Tom	XXXXXXXXXX	XXXXXXXXXXXXX
Associate Name (Printed)	Associate QuickLook ID	Non-Teradata Telephone Number

Human Resources Acknowledgment of Receipt:

/s/ T Mazakas	Sr. Dir. Global Comp.	2/28/2019
Human Resources Representative	Title	Date

NOTE: The original document, when signed by both employee and Human Resources Representative should be returned to the Teradata HR Service Center, for inclusion in the employee’s Personnel File.

Teradata HR Service Center
17095 Via Del Campo
San Diego, California 92127